UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      January 31, 2007 (January 30, 2007)


                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)


       Delaware                          000-16299              13-3054685
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(State or other jurisdiction            (Commission           (I.R.S. Employer
    of incorporation)                   File Number)         Identification No.)


     700 Airport Blvd. Suite 300, Burlingame, CA                94010
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      (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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

Item 3.02 Unregistered Sales of Equity Securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The Company has received an aggregate of $7 million in connection with the financing described in the current report on form 8-K filed on December 20, 2006, and expects the additional $4 million within the next few days.

         As previously reported, the Company entered into agreements with accredited investors to purchase 220 units, at a per unit purchase price of $50,000 for an aggregate investment of $11 million. Each unit is comprised of
(i) 14,285 shares of common stock of the Company (valued at a per share price of $1.75), and (ii) a convertible promissory note in initial face value of $25,000. Pursuant to the agreements, the Company will issue (i) an aggregate of 3,142,700 shares of common stock of the Company, and (ii) convertible promissory notes in the aggregate initial principal face amount of $5,500,000.

         The convertible promissory notes bear interest at the rate of 10% per annum, simple interest, mature 24 months from the date of issuance, and are convertible into shares of the Company's common stock, at the election of the holder, at a per share price of $2.00. The promissory notes are prepayable without penalty upon 30 days notice. The promissory notes are convertible at the election of the Company upon a certain event and, in the event of conversion at the election of the Company, the Company has agreed to register the shares of stock issuable upon such conversion.

         In connection with this private placement the Company will pay $940,000 in cash commissions and will issue 174,000 shares of common stock of the Company to a placement agent. Additionally, in the event the promissory notes are converted into shares of common stock of the Company, the Company will issue an additional 152,180 shares of common stock to the placement agent. These amounts are greater than the amounts anticipated at the time of filing the current report on form 8-K filed December 20, 2006.

         The sales of these securities were made in reliance upon Rule 506 and
Section 4(2) of the Securities Act of 1933, as amended (the "Act") and such securities have not been registered and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANTs software inc.



Date: January 31, 2007                  By: /s/    Kenneth Ruotolo
                                            ----------------------
                                            Kenneth Ruotolo,
                                            Chief Financial Officer